AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 29, 2003
                         REGISTRATION FILE NO. 333-61610


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            WIZBANG TECHNOLOGIES INC.
                    ---------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     WASHINGTON                      4822                   91-2061053
     ----------                      ----                   ----------
(STATE  OR  OTHER      (PRIMARY  STANDARD  INDUSTRIAL    (I.R.S.  EMPLOYER
JURISDICTION   OF       CLASSIFICATION CODE  NUMBER)    IDENTIFICATION  NO.)
INCORPORATION  OR
ORGANIZATION)


                        SUITE 679, 185 - 911 YATES STREET
                   VICTORIA, BRITISH COLUMBIA V8V 4Y9, CANADA
                                 (250) 519-0553
           -----------------------------------------------------------
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               AGENT FOR SERVICE:
                          MIKE FRANKENBERGER, PRESIDENT
                            WIZBANG TECHNOLOGIES INC.
                        SUITE 679, 185 - 911 YATES STREET
                   VICTORIA, BRITISH COLUMBIA V8V 4Y9, CANADA
                                 (250) 519-0553
                                         --------------
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


     THIS POST-EFFECTIVE AMENDMENT DEREGISTERS THOSE SHARES OF COMMON STOCK
          THAT REMAIN UNSOLD HEREUNDER AS OF THE EFFECTIVE DATE HEREOF.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                          DEREGISTRATION OF SECURITIES

On May 24, 2001, Wizbang Technologies Inc. filed a registration statement on Form S-1 (File No. 333-61610) (the "Registration Statement"), which was amended by pre-effective amendments filed on June 18, 2001, July 25, 2001 and August 17, 2001 to register 1,600,000 shares of its common stock for resale from time to time by selling shareholders. The Registration Statement was declared effective by the Commission on September 4, 2001.

The Registration Statement was filed in order to register shares of Wizbang Technologies Inc's common stock issued to four foreign entity private placement investors. Based on the records of Wizbang Technologies Inc.'s transfer agent, of the 1,600,000 shares registered under the Registration Statement, the selling shareholders resold an aggregate of 560,000 shares of Wizbang Technologies Inc. common stock under the Registration Statement.

In accordance with the undertaking contained in the Registration Statement pursuant to item 512(a)(3) of Regulation S-K, Wizbang Technologies Inc. respectfully requests that as of June 4, 2002 the Commission remove from registration a total of 1,040,000 shares that remain unsold under the Registration Statement. Wizbang Technologies Inc. is requesting the removal from registration of these shares as its obligation to maintain the effectiveness of the Registration Statement has expired.

Accordingly, Wizbang Technologies Inc. hereby de-registers 1,040,000 shares of its common stock registered pursuant to the Registration Statement remaining unsold there under as of June 4, 2002.

            [The remainder of this page is intentionally left blank.]

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Victoria, Province of British Columbia, CANADA, on March 3, 2003.

               WIZBANG  TECHNOLOGIES  INC.


               /s/  Mike  Frankenberger
               ------------------------
               By  Mike  Frankenberger
               President, Chief Executive Officer Chief Financial Officer and Director


Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                   Title                                  Date
-----------------           ----------------------------------     -------------

/s/  Mike Frankenberger     President, Chief Executive Officer     March 3, 2003
                            Chief  Financial  Officer  and  Director

/s/  Mike  Frankenberger    Controller  and                        March 3, 2003
                            Principal  Accounting  Officer